                              JOSEPH M. LOBOZZO II
                        C/O JML Optical Industries, Inc.
                               690 Portland Avenue
                            Rochester, New York 14621

                                January 15, 1997


Delta Computec Inc.
900 Huyler Street
Teterboro, New Jersey 07608

Attention: John DeVito, President

Gentlemen:

         This letter will notify Delta Computec Inc. ("Delta") that the undersigned, Joseph M. Lobozzo II ("Optionholder") hereby exercises the option granted to Optionholder pursuant to that certain Amended and Restated Stock Option Agreement dated December 31, 1996, which superseded that certain Stock Option Agreement from Delta to Optionholder dated May 1, 1995.

         The Amended and Restated Stock Option Agreement grants the Optionholder the right to purchase up to 5,720,238 common shares of Delta (the "Option Shares") upon payment of the sum of $5.00, and the Optionholder hereby exercises that option in its entirety.

         Enclosed herewith is a bank check [or money order or certified check] No. 8535175365-2 in the amount of $5.00 representing payment in full for the 5,720,238 Option Shares. Also enclosed herewith is the original of the Amended and Restated Option Agreement for cancellation upon issuance of the certificate representing the 5,720,238 Option Shares.

         It is my understanding that the 5,720,238 Option Shares are restricted securities, that stop transfer orders will be issued against those Option Shares, and that a legend, satisfactory to Delta, will be placed on the certificate representing the Option Shares.

         Please forward the certificate for the 5,720,238 Option Shares to me at the above address.

                                             Very truly yours,

                                             /s/ Joseph M. Lobozzo II
                                             Joseph M. Lobozzo II

cc: Mr. Frank Donnelly
    American Stock Transfer Company

                                JOANNE M. LOBOZZO
                               756 Rock Beach Road
                            Rochester, New York 14621

                                January 15, 1997

Delta Computec Inc.
900 Huyler Street
Teterboro, New Jersey 07608

Attention: John DeVito, President

Gentlemen:

      This letter will notify Delta Computec Inc. ("Delta") that the undersigned, Joanne M. Lobozzo ("Optionholder") hereby exercises the option granted to Optionholder pursuant to that certain Amended and Restated Stock Option Agreement dated December 31, 1996, which superseded that certain Stock Option Agreement from Delta to Optionholder dated May 1, 1995.

      The Amended and Restated Stock Option Agreement grants the Optionholder the right to purchase up to 5,720,237 common shares of Delta (the "Option Shares") upon payment of the sum of $5.00, and the Optionholder hereby exercises that option in its entirety.

      Enclosed herewith is a bank check [or money order or certified check] No. 8535175365-2 in the amount of $5.00 representing payment in full for the 5,720,237 Option Shares. Also enclosed herewith is the original of the Amended and Restated Option Agreement for cancellation upon issuance of the certificate representing the 5,720,237 Option Shares.

      It is my understanding that the 5,720,237 Option Shares are restricted securities, that stop transfer orders will be issued against those Option Shares, and that a legend, satisfactory to Delta, will be placed on the certificate representing the Option Shares.

      Please forward the certificate for the 5,720,237 Option Shares to me at the above address.

                                            Very truly yours,

                                            /s/ Joanne M. Lobozzo
                                            Joanne M. Lobozzo

cc:      Mr. Frank Donnelly
         American Stock Transfer Company


                                                                   Page 13 of 75